Exhibit 32.1

CEO and CFO Certification

In connection with the Annual Report on Form 20-F of Burns, Philp & Company Limited (“the Company”) for the annual period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Thomas J. Degnan, as Chief Executive Officer of the Company and Allen P. Hugli, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 17, 2004

/s/ THOMAS J. DEGNAN

(Signature)
Chief Executive Officer
(Title)

Date: December 17, 2004

/s/ ALLEN P. HUGLI

(Signature)
Chief Financial Officer
(Title)